June 21, 2012

Oppenheimer Portfolio Series: Active Allocation Fund
6803 South Tucson Way
Centennial, Colorado 80112-3924

Re:
Agreement and Plan of Reorganization between Oppenheimer Transition 2030 Fund, Oppenheimer Transition 2040 Fund and Oppenheimer Transition 2050 Fund and Oppenheimer Portfolio Series: Active Allocation Fund

Ladies and Gentlemen:

We have acted as counsel to Oppenheimer Portfolio Series (the “Trust”), a Massachusetts business trust, on behalf of its series Oppenheimer Portfolio Series: Active Allocation Fund (the “Fund”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form N-14 (the “Registration Statement”) under the Securities Act of 1933 (“1933 Act”), as amended. The purpose of the Registration Statement is to register shares to be issued by the Fund, in connection with the acquisitions of all of the assets of Oppenheimer Transition 2030 Fund, Oppenheimer Transition 2040 Fund and Oppenheimer Transition 2050 Fund, each a Massachusetts business trust, by and in exchange for shares of common stock, par value $0.0001 per share (the “Shares”), of the Fund (the “Transaction”).

We have reviewed the Trust’s Declaration of Trust, as supplemented and amended to date, and By-laws; the form of Agreement and Plan of Reorganization for the Transaction, which was approved by the Trust’s Board of Trustees (the “Agreement”); and resolutions adopted by the Trust’s Board of Trustees in connection with the Transaction (the “Resolutions”), and such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below.  As to questions of fact material to this opinion, we have relied upon statements, representations and certificates of officers, trustees or other representatives of the Trust and/or Fund, public officials and others, and have reviewed such other documents and made such other investigations as we have deemed appropriate.  We have not independently verified the facts so relied on.

On the basis of the foregoing, it is our opinion that the issuance of the Shares has been duly authorized and, when issued and delivered against payment therefor in accordance with the Resolutions and the Agreement, will be validly issued, fully paid and non-assessable.

We are members of the bar of the State of New York and express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the State of New York, that in each case we recognize are normally applicable to transactions of the type contemplated by the Agreement (the “Relevant Laws”).  In particular, we do not hold ourselves out as qualified to practice with respect to the laws of the Commonwealth of Massachusetts.  To the extent that the opinions expressed herein relate to the laws of the Commonwealth of Massachusetts, we have relied, with your consent, upon the opinion of Kushner Sanders Ravinal LLP dated the date hereof, and our opinions set forth herein are subject to all limitations, exceptions and qualifications contained in such opinion as if set forth herein in full.  Further, we express no opinion as to the state, blue sky or tax laws of any state or other jurisdiction.  The opinion expressed herein is based upon the Relevant Laws and interpretations thereof in effect on the date hereof, and the facts and circumstances in existence on the date hereof, and we assume no obligation to revise or supplement this opinion letter should any such law or interpretation be changed by legislative action, judicial decision or otherwise or should there be any change in such facts or circumstances.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to us as legal counsel to the Fund in the Registration Statement.  We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Kramer Levin Naftalis & Frankel
Kramer Levin Naftalis & Frankel

June 21, 2012

Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036

RE:           Oppenheimer Portfolio Series (“Portfolio Series”) on behalf of its series Oppenheimer Portfolio Series: Active Allocation Fund

Ladies and Gentlemen:

We understand that you are acting as counsel to each of the Oppenheimer Transition 2030 Fund, a Massachusetts business trust, Oppenheimer Transition 2040 Fund, a Massachusetts business trust, and Oppenheimer Transition 2050 Fund, a Massachusetts business trust (each a "Transition Fund" and collectively, the “Transition Funds”) and Portfolio Series, a Massachusetts business trust, on behalf of its series Oppenheimer Portfolio Series: Active Allocation Fund (“Active Fund”), in connection with their conducting transactions contemplated by (i) a certain Agreement and Plan of Reorganization (the "Agreement") by and between each of the Transition Funds and Portfolio Series on behalf of Active Fund, and (ii) a certain Registration Statement on Form N-14 (the “Statement”), including, among other things, a Combined Prospectus of Portfolio Series on behalf of Active Fund and Proxy Statement of the Transition Funds, dated July 27, 2012 which is being filed with the Securities and Exchange Commission (“SEC”) on June 21, 2012 (the "Statement").  In connection with the rendering of a legal opinion by you to the Portfolio Series, you have asked for our opinion solely with respect to the laws of the Commonwealth of Massachusetts on certain specified matters.  You have not asked for, and we do not offer, an opinion on any other matters related to Portfolio Series, Active Fund, any of the Transition Funds, the Agreement, the Statement or any matter or transactions related thereto, except as specifically set forth below.

In connection with this opinion, we have examined and relied upon the following documents:

(i)	A copy of the Agreement;
(ii)
A copy of the Declaration of Trust for Portfolio Series dated as of November 30, 2004, filed with the Massachusetts Secretary of the Commonwealth (“Secretary of State”) on December 1, 2004, and Amendment No. 1 thereto dated as of January 2, 2007, filed with the Secretary of State on December 7, 2006 (said Declaration of Trust, as so amended, hereinafter referred to as the "Declaration of Trust");

(iii)	A copy of the By-Laws of Portfolio Series effective from and after December 8, 2004 (the "By-Laws");
(iv)	A copy of the minutes of a meeting of the Board of Trustees of Portfolio Series acting on behalf of Active Fund on May 15, 2012;
(v)	A copy of the Statement;
(vi)	A copy of an Officer’s Certificate dated June 21, 2012, attesting to the validity and effectiveness of items (i), (ii), (iii), (iv) and (v); and
(vii)	A certificate dated June 1, 2012 from the Secretary of State (the “Good Standing Certificate”) as to the good standing and qualification to do business of Portfolio Series.

(Items (i) through (vii), inclusive, are collectively referred to herein as the “Provided Records”).

We have not sought advice from the Massachusetts Department of Revenue as to the tax good standing of Portfolio Series in the Commonwealth of Massachusetts, or from the Internal Revenue Service as to the federal tax good standing of Portfolio Series, and no opinion is given as to such tax good standing, nor as to any other tax matter, whether federal, state or otherwise.  We have not otherwise undertaken a general investigation of the circumstances and affairs of Portfolio Series.  In particular, we note that we have not represented Portfolio Series in connection with its formation or any other of its prior dealings or in the transactions addressed by the Agreement, except to the extent specifically addressed herein.  In each such instance, we have assumed, with your permission, that the copies of the foregoing Provided Records in our possession are complete and that such are, and shall remain, in full force and effect as of the date hereof, with no modifications, amendments or other changes and that they have not been materially altered or superseded by any other action taken or authorized by Portfolio Series or any of its Trustees.  We have assumed, with your permission, that each of such documents has been, or will be at all relevant times, duly executed by the individuals listed thereon and that such individuals were authorized to execute such documents in the capacities indicated and had the legal capacity to execute such documents.  We have also assumed that, simultaneously with the performance of the obligations of Portfolio Series on behalf of Active Fund pursuant to the Agreement, each of the Transition Funds is performing its respective obligations under the Agreement, the performance of the foregoing by each of the Transition Funds being a condition precedent for Portfolio Series being obligated to perform its own obligations on behalf of Active Fund under the Agreement.

We have further assumed without investigation:  the genuineness of all signatures; the legal capacity of all natural persons; the correctness of all certificates; the completeness and authenticity of all documents submitted to us as originals; the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies; and the validity of all laws and regulations.  Further, we have assumed without investigation that any certificate or other document we relied upon that was given or dated earlier than the date of this opinion letter continued to remain accurate insofar as relevant to our opinions, from such earlier date through and including the date of this opinion letter.

Whenever an assumption is made herein without investigation or whenever a fact, representation, warranty or other statement is relied upon without investigation, we have not conducted, nor do we undertake to conduct, any independent review or investigation of, nor are we expressing any opinion concerning the accuracy of the representations, warranties and statements made by Portfolio Series or by the Trustees or officers of Portfolio Series, or of anyone else.  In the event we elect to perform any independent investigation other than that set forth above, such investigation shall not create any obligation of this firm to perform, or any presumption that this firm has performed, any further investigation on the matter so investigated or on any other matter contained in or relating to this opinion.  Our opinions below are limited to matters expressly set forth herein, and no opinion is to be implied or may be inferred beyond the matters expressly so stated.

As to factual matters, we have relied entirely upon the Provided Records, and such other information as is actually known to us.  Except with respect to our obtaining a Certificate of Good Standing in regard to Portfolio Series and a certified copy of the Declaration of Trust of Portfolio Series from the Secretary of State and a review this day of the available on-line records of the Secretary of State, we have made no independent investigation as to whether any of the Provided Records are accurate or complete.  We note that such on-line records are not definitive or dispositive, but in our experience, we have found them to be relatively accurate with respect to Massachusetts business trusts.  Further, with respect to the representations made concerning the Agreement and in the Statement, we have relied solely upon the accuracy and completeness of the representations made concerning such Agreement and in such Statement.  Except to the extent expressly set forth herein, however, we have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the preparation of this opinion letter by us with respect to Portfolio Series or Active Fund.  Insofar as this opinion relates to factual matters or is indicated to be based upon our knowledge, such opinion is based upon the actual knowledge of those attorneys in our firm who have devoted substantive attention to the matters about which we opine herein, as obtained solely from our examination of the documents and certificates referred to above and/or in reliance upon the representations and warranties therein and is intended to signify that, during the preparation of this opinion letter by us with respect to Portfolio Series and Active Fund, no information has come to our attention which would cause us to believe that the information contained in such documents and certificates or in such representations and warranties is not true and correct in all material respects.

The opinions expressed herein are expressly qualified by and subject to the effects of (i) applicable bankruptcy, insolvency, moratorium or similar state or federal laws affecting the rights and remedies of creditors generally, (ii) general principles of equity, and/or (iii) the effect of the exercise of judicial discretion.

The opinions expressed herein do not address any legal issues not explicitly addressed in this letter, and more specifically and not by way of limitation, do not address the following:

(a)           Compliance with fiduciary duty requirements; or

(b)           Compliance with the duty of loyalty requirements.

Based upon, and subject to, the foregoing, it is our opinion that:

1.           Portfolio Series is a Massachusetts business trust, duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, with full power to own all of its properties and assets and to carry on its business as described in the Declaration of Trust and the Statement, including, without limitation, to enter into, and to perform, its obligations under, the Agreement.

2. All actions necessary to make the Agreement, according to its terms, valid, binding and enforceable upon Portfolio Series, and to authorize effectively the transactions contemplated by the Agreement, have been taken by Portfolio Series.

3. The execution, delivery and performance of the Agreement by Portfolio Series on behalf of Active Fund do not, and the performance of the transactions contemplated thereby will not, result in any violation of, be in conflict with, or constitute a default under any provision of the Declaration of Trust or By-Laws of Portfolio Series.

4.           The shares (as such term is used in the Agreement) of Active Fund being issued by Portfolio Series to each of the Transition Funds pursuant to the Agreement have been duly authorized for issuance, and when issued and delivered by Portfolio Series to each such Transition Fund and delivered by such Transition Fund to its shareholders in exchange for shares (as such term is used in the Agreement) of such Transition Fund, as set forth in Section 5 of the Agreement, will be validly issued, fully paid and nonassessable, except for the personal liability of shareholders of Portfolio Series and Active Fund, as described and set forth under the caption “Shareholder and Trustee Liability” in the Statement of Additional Information incorporated into the Statement.

No opinion is expressed herewith respecting any matter or questions arising out of, or under, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Investment Company Act of 1940, as amended, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or the securities or tax laws of any state or other jurisdiction, nor respecting any matters or issues arising out of, or under, ERISA or any other retirement or employment laws, whether federal, state or of any other jurisdiction.

We are licensed to practice law in the Commonwealth of Massachusetts, and we have not made any independent review of the laws of any other jurisdiction or of any federal or state securities laws and regulations.  Accordingly, we express no opinion herein as to the effect on our opinion or on the transactions addressed by the Agreement and the Statement of the laws of any other jurisdiction or of securities laws or regulations.

The opinions set forth in this letter are based upon existing law, all of which is subject to change prospectively and retroactively.  The opinions set forth in this letter are limited to matters as of the date hereof, and we undertake no obligation to revise or update such opinions as to future changes in the law or factual events.

This opinion and the statements contained herein are solely for your benefit and in connection with your opinion to be delivered in connection with the Agreement, and we authorize you to deliver a copy of this opinion to Portfolio Series solely in connection therewith.  Except as otherwise set forth herein, without our express written consent, this opinion may not be relied upon in any manner by any other person.  This opinion is not to be referred to or quoted in any document, report or financial statement, or filed with, or delivered to, any governmental agency or other person or entity, except for such disclosure as may be required by law, without the prior written consent in each instance of this firm.

Very truly yours,

KUSHNER SANDERS RAVINAL LLP

By:  /s/ A. Miriam Jaffe
A. Miriam Jaffe, Of Counsel

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